EX-10.33

THIS NOTE AND THE SECURITIES ISSUABLE UPON Saved CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE SOLD UNLESS IT/THEY HAVE BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.


                     10% SECURED CONVERTIBLE PROMISSORY NOTE
                                       OF
                                METAMORPHIX, INC.


MBR-___
$________________                                                           DATE

         For value received, MetaMorphix, Inc., a Delaware corporation (the "COMPANY"), hereby promises to pay to ____________, or its registered assigns, the principal sum of ___________________ DOLLARS ($___________) or such lesser amount as shall then equal the outstanding principal amount hereunder (the
"PRINCIPAL AMOUNT"), together with simple interest on the unpaid principal balance at a rate equal to ten percent (10%) per annum, based on the actual number of days elapsed in a year of 365 days (including the first day but excluding the last day during which any such Principal Amount is outstanding) until the Principal Amount is paid (or converted, as provided in Section 2 hereof). The unpaid Principal Amount, together with any then unpaid accrued interest and all other amounts owed hereunder, shall be due and payable on 3-YEAR ANNIVERSARY (the "MATURITY DATE") or upon the occurrence of an Event of Default (as hereinafter defined). This Note is one of a series of 10% Secured Convertible Promissory Notes of the Company being sold by the Company pursuant to, among other things, the Company's Confidential Private Placement Memorandum dated May 25, 2005 (as amended, supplemented or modified, the "MEMORANDUM").

         The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

         1. DEFINITIONS. Capitalized terms used, but not defined herein have the meanings given to them in the Memorandum. The following definitions shall apply for all purposes of this Note:

                  1.1 "AVERAGE PRICE" means the average Market Price of the equity securities of the Company (or any successor entity) for the thirty (30) consecutive trading days following the date on which the Company (or any successor entity) becomes a Qualified Entity.

                  1.2 "COMMON STOCK" means the common stock, par value $0.001 per share, of the Company.

                  1.3 "COMPANY" means the "COMPANY" as defined above and includes any Person that shall succeed to or assume the obligations of the Company under this Note.

                  1.4 "CONVERSION PRICE" means: (i) at any time prior to the earlier of an IPO or the date on which the Company (or any successor entity) becomes a Qualified Entity, a price per share of Common Stock equal to $4.00, and (ii) at any time following the earlier of an IPO or the date on which the Company (or any successor entity) becomes a Qualified Entity, a price per share of Common Stock equal to the lower of (x) $4.00, (y) 70% of the IPO Price or (z) 70% of the Average Price.

                  1.5 "CONVERSION SHARES" means the shares of Common Stock issuable upon conversion of the Notes.

                  1.6      "EVENT OF DEFAULT" means (a) the Company's failure to
pay principal or interest, or any other sums due under the Note, when the same has become due and payable, whether at the maturity thereof or otherwise; (b) the Company's dissolution, termination of existence, suspension or discontinuance of business or ceasing to operate as a going concern for a period of thirty (30) consecutive days, or any liquidation or winding-up of the Company, whether voluntary or involuntary; (c) the appointment of a receiver, trustee, custodian or similar official for the Company or any material portion of the property or assets of the Company and such appointment shall remain undismissed or unstayed for a period of thirty (30) days; (d) the conveyance of any material portion of the assets of the Company to a trustee, mortgagee or liquidating agent or an assignment for the benefit of creditors by the Company;
(e) the commencement of any proceeding, whether federal or state, relating to bankruptcy, insolvency, dissolution, reorganization, composition, renegotiations of outstanding indebtedness, arrangement or otherwise to the relief of debtors or the readjustment of indebtedness, by or against the Company, which is not stayed, vacated or released within sixty (60) days of commencement; (f) the sale by the Company of a majority of its assets or capital stock to an unrelated third party in a single transaction or series of related transactions; (g) a merger involving the Company pursuant to which the holders of the capital stock of the Company (on an as-converted basis) immediately prior to the merger do not hold a majority of the capital stock of the Company (on an as converted basis) immediately following the merger; or (h) the breach by the Company of any of the representations, warranties, agreements or covenants set forth in this Note (other than as set forth in subparagraphs (a) through (g) above) or in any of the Related Agreements, which breach shall continue unremedied for a period of fifteen (15) days after the Company has received written notice of the occurrence thereof.

                  1.7 "EXCLUDED SECURITIES" shall mean (a) the shares of Common Stock issuable or issued upon the exercise or conversion of Options or Convertible Securities outstanding on the initial date of issuance of the Notes,
(b) any shares of Common Stock issuable under, or issued upon the exercise of Options issuable under, any stock option or incentive plans of the Company, as in effect on the initial date of issuance of the Notes, (c) the Notes, (d) the Conversion Shares, (e) the warrants to purchase shares of Common Stock being issued to the Holders in connection with the Notes (the "WARRANTS") and any other convertible securities issued in connection with the issuance of the Notes, (f) any shares of Common Stock issuable upon the exercise of the Warrants or such convertible securities and
(g) any other securities the issuance of which will not result in an anti-dilution adjustment under any of the Company's options, warrants or convertible securities outstanding on the date of original issuance of the Notes. The numbers of shares set forth in this definition shall be appropriately adjusted for stock splits, stock dividends, share combinations or other capital reorganizations of the Company's capital stock.

                  1.8 "HOLDER" means any Person who shall at the time be the registered holder of this Note.

                  1.9 "IPO" means a firmly underwritten initial public offering of the Common Stock pursuant to a registration statement under the Securities Act.

                  1.10 "IPO PRICE" means the price per share of Common Stock sold by the Company in an IPO.

                  1.11 "MARKET PRICE" means, if the Common Stock is quoted or listed or admitted to trading on a national securities exchange or quotation system or over-the-counter market, the closing price of the Common Stock on a particular trading day. If the Common Stock is not quoted or listed or admitted to trading on a national securities exchange or quotation system or over-the-counter market, the market price of the Common Stock shall be determined by the Board of Directors of the Company in good faith.

                  1.12 "NOTES" means the 10% Secured Convertible Promissory Notes of the Company, including this 10% Secured Convertible Promissory Note.

                  1.13 "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  1.14 "QUALIFIED ENTITY" means a corporation that has a class of equity securities that is publicly traded on the Nasdaq Stock Market or a national securities exchange.

                  1.15 "RELATED AGREEMENTS" means the Subscription Agreement between the Company and all of the initial Holders of the Notes and the Security Agreement between the Company and all of the initial Holders of the Notes.

                  1.16 "SECURITIES ACT" means the Securities Act of 1933, as amended.

         2. CONVERSION.

                  (a) OPTIONAL CONVERSION. Immediately upon the receipt by the Company of a fully executed and completed Notice of Conversion in the form attached hereto as EXHIBIT A (or at such other time or upon the occurrence of any event specified in such Notice of Conversion) signed by the Holder, all or a portion of the Principal Amount of, and accrued and unpaid interest on, this Note, as set forth in such written request, shall automatically be converted into that number of Conversion Shares as is equal to the quotient obtained by dividing: (i) the Principal Amount, and all accrued and unpaid interest thereon, if any, of this Note being converted by (ii) the Conversion Price.

                  (b) MANDATORY CONVERSION. The Company may, upon five (5) days prior written notice to the Holder (the "Conversion Notice"), force the conversion into Common Stock of the outstanding Principal Amount, and all accrued and unpaid interest thereon, of the Notes at the Conversion Price: (i) at any time after the closing of an IPO if (A) the Market Price of the Common Stock equals or exceeds 200% of the Conversion Price for the twenty (20) consecutive trading day period ending within two (2) days of the date of the Conversion Notice; (B) the average daily trading volume of the equity securities of the Company equals or exceeds seventy-five thousand (75,000) shares for the twenty (20) consecutive trading day period ending within two (2) days of the date of the Conversion Notice; and (C) either a registration statement registering for resale the Conversion Shares has been declared effective and remains effective for both the twenty (20)-day period immediately preceding the date of delivery of the Conversion Notice and for the twenty (20) day period immediately following the date of delivery of the Conversion Notice, or Rule 144(k) promulgated under the Securities Act is available for the resale of the Conversion Shares; or (ii) at any time after the Company (or any successor entity) becomes a Qualified Entity if (A) all of the conditions set forth in
Section 2(b)(i) above have been satisfied and (B) at least 85% of the issued and outstanding shares of the convertible preferred stock of the Company (on an as converted basis), and at least 85% of the outstanding aggregate principal amount of the convertible notes of the Company (other than the Notes), will convert into Common Stock no later than the date on which the Notes shall convert into Common Stock.

                  (c)      MECHANICS AND EFFECT OF CONVERSION.

                  (i) OPTIONAL CONVERSION. A Holder shall be entitled to convert this Note into Conversion Shares in accordance with Section 2(a) by surrendering this Note at the office of the Company and delivering a fully executed and completed Notice of Conversion in the form attached hereto as EXHIBIT A. The Company shall, as soon as practicable thereafter, issue and deliver to the Holder a certificate for the number of Conversion Shares to which the Holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Note to be converted; PROVIDED, HOWEVER, that if the Holder delivers to the Company by facsimile a Notice of Conversion, such conversion shall be deemed to have been made on such date, so long as the Company receives the Note to be converted for surrender on the next business day following receipt of such Notice of Conversion. The Person or Persons entitled to receive the Conversion Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. In the event this Note is converted in part only, upon such conversion the Company shall execute and deliver to the Holder, at the expense of the Company, a new Note of authorized denominations in principal amount equal to the unconverted Principal Amount of this Note. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the Principal Amount and accrued and unpaid interest being converted, including, without limitation, the obligation to pay such portion of the Principal Amount and accrued and unpaid interest.

                  (ii) MANDATORY CONVERSION. In the event of a conversion pursuant to the provisions of Section 2(b) hereof, the Company shall deliver to the Holder at its address appearing on the records of the Company the Conversion Notice requesting surrender of this Note for cancellation on or before the fifth day following receipt of the Conversion Notice (the "Conversion Date"). The failure of the Holder to surrender this Note shall not affect the conversion of the outstanding Principal Amount, and accrued and unpaid interest on, this Note into Conversion Shares, provided that if this Note is not surrendered, an affidavit of lost note shall be provided. The Holder shall be deemed to have become the holder of record of the Conversion Shares at the close of business on the Conversion Date and shall be regarded for all corporate purposes after the Conversion Date as the record holder of the number of Conversion Shares to which it is entitled upon the conversion. After the Conversion Date, this Note shall, until surrendered to the Company, represent the right to receive the Conversion Shares; provided, however, that the Company shall have no obligation to issue the Conversion Shares until the Holder has delivered either this Note or an affidavit of loss.

                  (d)      FRACTIONAL  SHARES.  No  fractional  shares of Common
Stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the Principal Amount of, or accrued and unpaid interest on, this Note that would otherwise be converted into such fractional share.

                  (e) ADJUSTMENT OF CONVERSION PRICE. The Conversion Price shall be subject to adjustment from time to time as set forth in this Section 2(e).

                  (1) CONVERSION PRICE ADJUSTMENTS. If and whenever after the date hereof the Company shall issue or sell any shares of its Common Stock for a consideration per share less than the Conversion Price on the date of such issue or sale, or shall be deemed under the provisions of this Section 2(e) to have effected any such issuance or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price at which such shares of Common Stock, or deemed issuance or sale of Common Stock, were issued.

                           Notwithstanding  the foregoing,  (i) no adjustment of
the Conversion Price shall be made in an amount less than $0.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $0.01 per share or more, and (ii) no adjustment of the Conversion Price shall be made in connection with the issuance or sale of Excluded Securities.

         For the purposes of this Section 2(e)(1), the following provisions 2(e)(1)(A) to 2(e)(1)(H), inclusive, shall also be applicable:

                  (A) In the event that at any time the Company shall in any manner grant (directly, by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of any such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price, determined as of the date of granting such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall (as of the date of granting such Options) be deemed to be outstanding and to have been issued for such price per share. Except as otherwise provided in Section 2(e)(1)(C), no further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                  (B) In the event that the Company shall in any manner issue (directly, by assumption in a merger or otherwise) or sell any Convertible Securities (other than pursuant to the exercise of Options to purchase such Convertible Securities covered by Section 2(e)(1)(A)), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing
         (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price, determined as of the date of such issue or sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that, except as otherwise provided in Section 2(e)(1)(C), no further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                  (C) In connection with any change in, or the expiration or termination of, the purchase rights under any Option or the conversion or exchange rights under any Convertible Securities, the following provisions shall apply:

                           (i) If the purchase price provided for in any Option referred to in Section 2(e)(1)(A), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 2(e)(1)(A) or 2(e)(1)(B), or the rate at which any Convertible Securities referred to in Section 2(e)(1)(A) or 2(e)(1)(B) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), then the Conversion Price in effect at the time of such change shall forthwith be increased or decreased to the Conversion Price which would be in effect immediately after such change if (a) the adjustments which were made upon the issuance of such Options or Convertible Securities had been made upon the basis of (and taking into account the total consideration received as a result of) (i) the issuance at that time of the Common Stock, if any, delivered upon the exercise of any such Options or upon the exercise of any such Options or upon the conversion or exchange of any such Convertible Securities before such change, and (ii) the issuance at that time of all such Options or Convertible Securities, with terms and provisions reflecting such change, which are still outstanding after such change, and (b) the Conversion Price as adjusted pursuant to clause (a) preceding had been used as the basis for the adjustments required hereunder in connection with all other issues or sales of Common Stock, Options or Convertible Securities by the Company subsequent to the issuance of such Options or Convertible Securities.

                           (ii) On the partial or complete expiration of any Options or termination of any right to convert or exchange Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased or decreased to the Conversion Price which would be in effect at the time of such expiration or termination if (a) the adjustments which were made upon the issuance of such Options or Convertible Securities had been made upon the basis of (and taking into account the total consideration received for) (i) the issuance at that time of the Common Stock, if any, delivered upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities before such expiration or termination, and (ii) the issuance at that time of only those such Options or

         Convertible Securities which remain outstanding after such expiration or termination, and (b) the Conversion Price as adjusted pursuant to clause (a) preceding had been used as the basis for adjustments required hereunder in connection with all other issues or sales of Common Stock, Options or Convertible Securities by the Company subsequent to the issuance of such Options or Convertible Securities.

                           (iii) If the purchase price provided for in any Option referred to in Section 2(e)(1)(A) or the rate at which any Convertible Securities referred to in Section 2(e)(1)(A) or 2(e)(1)(B) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, and the event causing such reduction is one that did not also require an adjustment in the Conversion Price under other provisions of this Section 2(e)(1), then in case of the delivery of shares of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be adjusted to such amount as would have obtained if such Option or Convertible Securities had never been issued and if the adjustments made upon the issuance of such Option or Convertible Securities had been made upon the basis of the issuance of (and taking into account the total consideration received for) the shares of Common Stock delivered as aforesaid; PROVIDED THAT no such adjustment shall be made unless the Conversion Price then in effect would be reduced thereby.

                  (D) In the event that the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                  (E) For purposes of this Section 2(e)(1), the amount of consideration received by the Company in connection with the issuance or sale of Common Stock, Options or Convertible Securities shall be determined in accordance with the following:

                           (i) In the event that shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount payable to the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith.

                           (ii) In the event that any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash payable to the Company shall be deemed to be the fair value of such consideration as reasonably determined by the

         Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith.

                           (iii) In the event that any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as reasonably determined by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation as such Board shall determine to be attributable to such Common Stock, Options or Convertible Securities, as the case may be.

                           (iv) In the event that any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

                           (v) In the event of any consolidation or merger of the Company in which stock or securities of another corporation are issued in exchange for Common Stock of the Company or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Conversion Price, the determination of the number of shares of Common Stock receivable upon conversion of the Notes immediately prior to such merger, consolidation or sale, for purposes of Section 2(e)(5), shall be made after giving effect to such adjustment of the Conversion Price.

                  (F) In the event that at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (G) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this
         Section 2(e)(1).

                  (H) Anything herein to the contrary notwithstanding, in the event the Company shall issue any shares of Common Stock, Options or Convertible Securities in connection with the acquisition by the Company of the stock or assets of any other corporation or the merger of any other corporation into the Company, the price at which the shares of Common Stock, or deemed issuance or sale of Common Stock, were issued shall be determined as of the date the number of shares of Common Stock, Options or Convertible Securities (or in the case of Convertible Securities other than stock, the aggregate principal amount of Convertible Securities) was determined (as set forth in a definitive written agreement between the Company and the other party to the transaction) rather than on the date of issuance of such shares of Common Stock, Options or Convertible Securities.

                  (2) PAYMENTS IN CONNECTION WITH CERTAIN DIVIDENDS. In the event the Company declares a dividend upon the Common Stock, other than a dividend payable in Common Stock, or a cash dividend payable solely out of the Company's current earnings, then at the option of the Company, either

                           (i) the Company shall pay over to the Holder of this Note, on the dividend payment date, the cash, stock or other securities and other property which the Holder of this Note would have received if such Holder had converted this
                  Note in full to purchase Common Stock and had been the record holder of such Common Stock on the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holders of Common Stock of record entitled to such dividend are to be determined, or

                           (ii) the Conversion Price in effect immediately prior to the declaration of such dividend shall be reduced (to an amount not less than zero) by an amount equal to the amount of such dividend payable per share of Common Stock, in the case of a cash dividend, or by the fair value of such dividend per share (as reasonably determined by the Board of Directors of the Company) in the case of any other dividend, such reduction to be effective on the date as of which a record is taken for purposes of such dividend, or if a record is not taken, the date as of which holders of record of Common Stock entitled to such dividend are determined.

         PROVIDED; THAT

                           (iii) in the case of a dividend consisting of stock or securities (other than Common Stock, Options or Convertible Securities) or other property (except cash) distributable to holders of Common Stock, the holders of a majority of the outstanding Notes may, at their option, elect that instead of (i) or (ii) above lawful and adequate provisions shall be made (including without limitation any necessary reduction in the Conversion

                  Price) whereby each holder of Notes shall thereafter have the right to purchase and/or receive, on the terms and conditions specified in this Note and in addition to the Conversion Shares purchasable immediately prior to the declaration of such dividend, such shares of stock, securities or property as are distributable with respect to outstanding shares of Common Stock equal to the number of Conversion Shares purchasable immediately prior to such declaration, to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price and of the number of shares receivable upon exercise) shall thereafter be applicable, as nearly as may be, in relation to such shares of stock, securities or property.

For the purposes of this Section 2(e)(2), "DIVIDEND" shall mean any distribution to the holders of Common Stock as such.

                  (3) STOCK SPLITS AND REVERSE SPLITS. In the event that the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Conversion Shares purchasable pursuant to this Note immediately prior to such subdivision shall be proportionately increased, and conversely, in the event that the outstanding shares of Common Stock of the Company shall at any time be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased and the number of Conversion Shares purchasable upon the conversion of this Note immediately prior to such combination shall be proportionately reduced. Except as provided in this Section 2(e)(3) no adjustment in the Conversion Price and no change in the number of Conversion Shares purchasable shall be made under this
Section 2(e) as a result of or by reason of any such subdivision or combination.

                  (4) REORGANIZATIONS AND ASSET SALES. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another Person, or the sale of all or substantially all of its assets to another Person shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then the following provisions shall apply:

                           (A) As a condition of such reorganization, reclassification, consolidation, merger or sale (except as otherwise provided below in this Section 2(e)(4)), lawful and adequate provisions shall be made whereby each Holder of Notes shall thereafter have the right to purchase and receive upon the terms and conditions specified in this Note and in lieu of the Conversion Shares immediately theretofore receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of Conversion Shares immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price and of the number of shares receivable upon the exercise) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of Notes (including an immediate adjustment, by reason of such consolidation or merger, of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation or merger if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation or merger).

                           (B) In the event of a merger or consolidation of the Company with or into another Person as a result of which a number of shares of Common Stock of the surviving Person greater or lesser than the number of shares of Common Stock of the Company outstanding immediately prior to such merger or consolidation are issuable to holders of Common Stock of the Company, then (subject to Section 2(3)(4)(C)) the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company.

                           (C) The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor Person (if other than the Company) resulting from such consolidation or merger or the Person purchasing such assets shall assume by written instrument executed and mailed or delivered to each Holder at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive, and all other liabilities and obligations of the Company hereunder. Upon written request by the Holder of this Note such successor corporation will issue a new note revised to reflect the modifications in this Note effected pursuant to this Section 2(e)(4).

                           (D) If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Company, the Company shall not effect any consolidation, merger or sale with the Person having made such offer or with any affiliate of such Person, unless prior to the consummation of such consolidation, merger or sale the Holder of this Note shall have been given a reasonable opportunity to then elect to receive upon the conversion of this Note either the stock, securities or assets then issuable with respect to the Common Stock of the Company or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer.

                  (5) NOTICE OF ADJUSTMENT. Whenever the Conversion Price and the number of Conversion Shares issuable upon the conversion of this Note shall be adjusted as herein provided, or the rights of Holders shall change by reason of other events specified herein, the Company shall compute the adjusted Conversion Price and the adjusted number of Conversion Shares in accordance with the provisions hereof and shall prepare a certificate signed by its President, Vice President, Treasurer or Secretary setting forth the adjusted Conversion Price and the adjusted number of Conversion Shares issuable upon the conversion of this Note or specifying the other shares of stock, securities or assets receivable as a result of such change in rights, and showing in reasonable detail the facts and calculations upon which such adjustments or other changes are based, including a statement of the consideration received or to be received by the Company for, and the amount of, any Common Stock, Options and Convertible Securities issued since the last such adjustment or change (or since the date hereof in the case of the first adjustment or change). The Company shall cause copies of such officer's certificate, together with a notice stating that the Conversion Price and the number of Conversion Shares purchasable upon conversion of this Note have been adjusted and setting forth the adjusted Conversion Price and the adjusted number of Conversion Shares purchasable upon the conversion of this Note, to be mailed to the Holder of this Note within three (3) business days following the occurrence of any event requiring the preparation of such a certificate. The adjustment to the Conversion Price and the number of Conversion Shares purchasable upon conversion of this Note shall be effective as of the date of the event requiring such adjustment, without notice to the Holder.

                  (6) COMPANY TO PREVENT DILUTION. If any event or condition occurs as to which other provisions of this Section 2(e) are not strictly applicable or if strictly applicable would not fairly protect the conversion or purchase rights of this Note in accordance with the essential intent and principles of such provisions, or which might materially and adversely affect the conversion or purchase rights of the Holders under any provisions of the Notes, then the Company shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion and purchase rights as aforesaid, and any adjustment necessary with respect to the Conversion Price and the number of Conversion Shares purchasable hereunder so as to preserve without dilution the rights of the Holders of Notes. In no event shall any such adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to this Section 2(e) except in the event of an increase in option price, additional consideration or conversion rate, or an expiration or termination of an Option or right to convert or exchange Convertible Securities, as contemplated by Section 2(e)(1)(C), or a combination of shares of the type contemplated in Section 2(e)(3), and then in no event to an amount larger than the Conversion Price as adjusted pursuant to Section 2(e)(1)(C) or Section 2(e)(3).

                  (f) COVENANT TO RESERVE SHARES FOR CONVERSION. The Company covenants that it will at all times reserve and keep available out of its authorized shares of Common Stock, such number of shares of Common Stock as shall then be deliverable upon the conversion of this Note. All shares of Common Stock that shall be deliverable shall be duly and validly issued and fully paid and nonassessable.

         3. PAYMENT. All payments of principal shall be made in lawful money of the United States of America, and all payments of interest shall be made either in lawful money of the United States of America, shares of Common Stock (valued at the Conversion Price), or in additional identical notes, at the election of the Company, in either case at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. The Company shall have the right, at any time and from time to time following the earlier of an IPO or the date on which the Company (or any successor entity) becomes a Qualified Entity, only upon the prior written consent of the Holder of this Note, of prepaying this Note, either in whole or in part, by payment of the principal amount of this Note, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, without premium or penalty; PROVIDED, HOWEVER, that no amount may be paid under this Note unless and until the Company shall offer to make a proportional payment, whether in cash or by virtue of conversion, with respect to all of the outstanding Notes.

         4. SECURITY. The indebtedness evidenced by this Note is secured pursuant to the terms of a Security Agreement dated November 4, 2005, between the Company and Law Debenture Trust Company of New York, as collateral agent for the initial Holders of the Notes.

         5. EVENT OF DEFAULT; REMEDIES.

                  (a) Upon the  occurrence of any Event of Default  specified in
Section 1.6(b), (c), (d) or (e), the outstanding balance of this Note, and all accrued and unpaid interest thereon, shall be immediately due and payable in cash, without notice or demand by the Holder. Upon the occurrence of any other Event of Default, the outstanding balance of this Note, and all accrued and unpaid interest thereon, shall be due and payable in cash upon the receipt by the Company of a notice of acceleration from the Holder, delivery of which is in the sole discretion of the Holder.

                  (b) If any Event of Default shall have occurred and be continuing, from and including the date of such Event of Default to but not including the date such Event of Default is cured or waived, the Holder of this Note may enforce such Holder's rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Note or any other agreement referred to herein or in aid of the exercise of any power granted in this Note, and the Holder of this Note may enforce the payment of this Note and any of its other legal or equitable rights. During the continuance of any Event of Default, the Company shall pay interest on the outstanding principal balance of this Note and (to the extent legally enforceable) on any accrued and unpaid installment of interest and any interest thereon, at the rate of 15% per annum or the maximum rate permissible by law (whichever is lesser), until such Event of Default is cured or waived by the Holder of this Note.

                  (c) No course of dealing on the part of the Holder, nor any delay or failure on the part of the Holder to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers and remedies.


                  (d) No remedy herein conferred upon the Holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         6. WAIVERS. The Company and all endorsers of this Note hereby waive notice, presentment, protest and notice of dishonor, and shall pay all reasonable costs of collection when incurred (including, without limitation, reasonable attorneys' fees, costs and other expenses). The Company hereby waives the right to plead any and all statutes of limitation as a defense to any damages hereunder to the fullest extent permitted by law.

         7. ATTORNEYS' FEES. In the event the Holder is required to engage the services of any attorneys for the purpose of enforcing this Note or the Related Agreements, or any provision hereof or thereof, the Holder shall be entitled to recover its reasonable expenses and costs in enforcing this Note or any Related Agreement, as the case may be, including reasonable attorneys' fees.

         8. GOVERNING LAW. This Note shall be governed by and construed under the internal laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York, without reference to principles of conflict of laws or choice of laws.

         9. ISSUE TAXES. The Company shall pay any and all issue, documentation, stamp and other transfer taxes that may be payable in respect of any issue or delivery of shares of capital stock upon conversion or payment or this Note; PROVIDED, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion or payment.

         10. SUCCESSORS AND ASSIGNS. This Note shall be binding on and inure to the benefit of the successors and assigns of the Company, but the Company may not transfer or assign any of its obligations hereunder.

         11. HEADINGS. The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note. All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

         12. NOTICES. Any notice or other communication under this Note shall be in writing and shall be deemed to have been given: (a) when delivered personally against receipt therefore; (b) one (1) day after being sent by Federal Express or similar overnight delivery; or (c) five (5) business days after being mailed registered or certified mail, postage prepaid, to a party: (i) with respect to the Company, at the address set forth below, (ii) with respect to the Holder, at the address set forth on the signature page hereto, or (iii) with respect to either party, at such other address as such party shall give by notice hereunder to the other party hereto.

                    If to the Company:    MetaMorphix, Inc.
                                          8000 Virginia Manor Road, Suite 140
                                          Beltsville, Maryland 20705
                                          Attention: Thomas P. Russo
                                          Facsimile: (301) 617-9075

                    With a copy to:       Loeb & Loeb, LLP
                                          345 Park Avenue
                                          New York, New York 10154-0037
                                          Attention: Fran Stoller, Esq.
                                          Facsimile: (212) 214-0706

         13. SEVERABILITY. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this Note to be executed in its name on the date first above written.



                                           METAMORPHIX, INC.


                                           By: __________________________
                                               Thomas Prescott Russo
                                               Chief Financial Officer

EXHIBIT A

                              NOTICE OF CONVERSION

              (To be executed by the Holder in order to convert all
                    or a part of the Note into Common Stock)


[Name and Address of the Holder]


         The undersigned Holder hereby elects to convert an aggregate of $___________ of the principal amount, plus all accrued and unpaid interest thereon, under the 10% Secured Convertible Promissory Note issued to the Holder by METAMORPHIX, INC. on [________________].


Date:  __________, 20___



                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________